UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
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Synaptics Incorporated
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING AND OTHER MATTERS
ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTING
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
OTHER MATTERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
October 21, 2008

     The Annual Meeting of Stockholders of Synaptics Incorporated, a Delaware corporation, will be held at 11:00 a.m., on Tuesday, October 21, 2008, at the Network Meeting Center located at 5201 Great America Parkway, Santa Clara, California 95054 for the following purposes:
     1. To elect three directors to serve for three-year terms expiring in 2011.
     2. To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending June 27, 2009.
     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
     The foregoing items of business are more fully described in the proxy statement accompanying this notice.
     Only stockholders of record at the close of business on September 5, 2008 are entitled to notice of and to vote at the meeting.
     All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if the stockholder previously has returned a proxy.

Sincerely,

Santa Clara, California	Russell J. Knittel
September 19, 2008	Secretary

SYNAPTICS INCORPORATED
3120 Scott Blvd.
Santa Clara, California 95054

PROXY STATEMENT

VOTING AND OTHER MATTERS
General
     The enclosed proxy is solicited on behalf of Synaptics Incorporated, a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Tuesday, October 21, 2008 at 11:00 a.m., or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at the Network Meeting Center located at 5201 Great America Parkway, Santa Clara, California 95054.
     These proxy solicitation materials were first mailed on or about September 19, 2008 to all stockholders entitled to vote at the meeting.
Voting Securities and Voting Rights
     Stockholders of record at the close of business on September 5, 2008, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 33,715,844 shares of our common stock, $0.001 par value per share.
     The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding constitutes a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting. Assuming that a quorum is present, the three persons receiving the highest number of “for” votes of common stock of our company present in person or represented by proxy at the meeting and entitled to vote (a plurality) will be elected as class 3 directors for three-year terms expiring in 2011; and the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the meeting and entitled to vote is required for the ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending June 27, 2009.
     Votes cast by proxy or in person at the meeting will be tabulated by the election inspector appointed for the meeting and will determine whether a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies
     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of the nominees for directors set forth in this proxy statement; (2) to ratify the appointment of KPMG LLP, an independent public accounting firm, as the independent auditor of our company for the year ending June 27, 2009; and (3) as the persons specified in the proxy deem advisable on any such other matters as may come before the meeting.
Revocability of Proxies
     Any stockholder giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation, by delivering to us a duly executed proxy bearing a later date, or by attending the meeting and voting in person.
Solicitation
     We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.
Annual Report and Other Matters
     Our 2008 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, or Exchange Act. The information contained in the “Report of the Compensation Committee” and “Audit Committee Report” shall not be deemed “filed” with the Securities and Exchange Commission, or SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
     Through our website, www.synaptics.com, we make available free of charge all of our SEC filings, including our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K, as well as Form 3, Form 4, and Form 5 Reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Section 13(a), 15(d), or 16 of the Exchange Act. We will also provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended June 28, 2008 as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our corporate secretary at our executive offices set forth in this proxy statement.
ELECTION OF DIRECTORS
Nominees
     Our certificate of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. The Board of Directors has fixed the number of directors at nine. The directors are divided into three classes, with one class standing for election each year for a three-year term. The Board of Directors has nominated Francis F. Lee, Nelson C. Chan, and Richard L. Sanquini for election as class 3 directors for three-year terms expiring in 2011 or until their successors have been elected and qualified.
     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. Messrs. Lee, Chan, and Sanquini currently are directors of our company. In the event that any of Mr. Lee, Mr. Chan, or Mr. Sanquini are unable or decline to serve as directors at the time of the meeting, the proxies will be voted for any nominees designated by the current Board of Directors to fill the vacancies. It is not expected that any of Mr. Lee, Mr. Chan, or Mr. Sanquini will be unable or will decline to serve as a director.
     The Board of Directors recommends a vote “for” the nominees named herein.

     The following table sets forth certain information regarding our directors and the nominees for directors:

Name	Age	Position	Term Expires
Federico Faggin	66	Chairman of the Board	2010
Francis F. Lee	56	Chief Executive Officer and Director	2008
Thomas J. Tiernan	45	President, Chief Operating Officer, and Director	2010
Jeffrey D. Buchanan	52	Director	2009
Nelson C. Chan	47	Director	2008
Keith B. Geeslin	55	Director	2009
Richard L. Sanquini	73	Director	2008
W. Ronald Van Dell	51	Director	2010
James L. Whims	54	Director	2009
     Federico Faggin co-founded our company and has served as its Chairman of the Board since January 1999. He served as a director, President, and Chief Executive Officer of our company from March 1987 to December 1998. Mr. Faggin is currently President, Chief Executive Officer, and a director of Foveon, Inc., a private company that develops advanced image sensing technology and in which we have an ownership interest. He is also a director of ZiLOG, Inc., a public company that is a designer, manufacturer, and marketer of integrated microcontroller products. Mr. Faggin also co-founded Cygnet Technologies, Inc. in 1982 and ZiLOG, Inc. in 1974. Mr. Faggin served as Department Manager in Research and Development at Intel Corporation from 1970 to 1974 and led the design and development of the world’s first microprocessor and more than 25 integrated circuits. In 1968, Mr. Faggin was employed by Fairchild Semiconductor and led the development of the original MOS Silicon Gate Technology and designed the world’s first commercial integrated circuit to use such technology. He is the recipient of many honors and awards, including the 1988 International Marconi Fellowship Award, the 1994 IEEE W. Wallace McDowell Award, and the 1997 Kyoto Prize. In addition, in 1996, Mr. Faggin was inducted in the National Inventor’s Hall of Fame for the co-invention of the microprocessor. Mr. Faggin holds a doctorate in physics, summa cum laude, from the University of Padua, Italy. He also holds honorary doctorate degrees in computer science from the University of Milan, Italy and in electrical engineering from the University of Rome, Italy.
     Francis F. Lee has been a director and the Chief Executive Officer of our company since December 1998. He served as President of our company from December 1998 to July 2008 and was a consultant from August 1998 to November 1998. From May 1995 until July 1998, Mr. Lee served as General Manager of NSM, a Hong Kong-based joint venture between National Semiconductor Corporation and S. Megga. Mr. Lee held a variety of executive positions for National Semiconductor from 1988 until August 1995. These positions included Vice President of Communication and Computing Group, Vice President of Quality and Reliability, Director of Standard Logic Business Unit, and various other operations and engineering management positions. Mr. Lee is a director of Foveon, Inc. Mr. Lee holds a Bachelor of Science degree, with honors, in electrical engineering from the University of California at Davis.
     Thomas J. Tiernan has been a director and the President and Chief Operating Officer of our company since July 2008. Mr. Tiernan served as Executive Vice President and General Manager of our company from July 2007 until July 2008 and as Senior Vice President of our company from March 2006 until July 2007. Prior to joining our company, Mr. Tiernan served as Vice President and General Manager of Symbol Technologies’ Mobile Computing Division. From 1985 to 2004, Mr. Tiernan held various management and executive positions at Hewlett-Packard, including running the Network Storage business in the Americas, the Enterprise Systems business in Asia Pacific, and the PC business in Japan. Mr. Tiernan holds a Bachelor’s Degree in electrical engineering from California State Polytechnic University and a Masters of Science in computer engineering from Santa Clara University.
     Jeffrey D. Buchanan has been a director of our company since September 2005. Mr. Buchanan currently is a Senior Managing Director of Alare Capital Securities, L.L.C., a middle-market investment bank and registered broker-dealer. From 2005 to 2006, Mr. Buchanan was a principal of Echo Advisors, Inc., a corporate consulting and advisory firm focusing on mergers, acquisitions, and strategic planning. Mr. Buchanan served as Executive Vice President of Three-Five Systems, Inc., a publicly traded electronic manufacturing services company, from June 1998 until February 2005; as Chief Financial Officer and Treasurer of that company from June 1996 until February 2005; and as Secretary of that company from May 1996 until February 2005. Mr. Buchanan served as Vice President — Finance, Administration, and Legal of that company from June 1996 until July 1998 and as Vice President — Legal and Administration of that company from May 1996 to June 1996. Three-Five Systems, Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on September 8, 2005. Mr. Buchanan served from June 1986 until May 1996 as a business lawyer with O’Connor, Cavanagh, Anderson, Killingsworth & Beshears. Mr. Buchanan was associated with the international law firm of Davis Wright Tremaine from 1984 to 1986, and he was a senior staff person at Deloitte & Touche from 1982 to 1984. Mr. Buchanan is a member of the Board of Directors and the Chairman of the Audit Committee of Smith & Wesson Holding Corporation, a Nasdaq Global Market company that is the nation’s largest producer of firearms. Mr. Buchanan is also a director of NuVision U.S., Inc., a privately owned display company. Mr. Buchanan holds a Bachelor of Science degree in accounting from Arizona State University, a Juris Doctor degree in law from the University of Arizona, and a Masters of Law degree in tax from the University of Florida.
     Nelson C. Chan has been a director of our company since February 2007. From December 2006 until August 2008, Mr. Chan served as Chief Executive Officer of Magellan, a leader in the consumer, survey, GIS, and OEM GPS navigation and positioning markets. From 1992 through 2006, Mr. Chan served in various senior management positions with SanDisk Corporation, including most recently as Executive Vice President and General Manager, Consumer Business. From 1983 to 1992, Mr. Chan held marketing and engineering positions at Chips and Technologies, Signetics, and Delco Electronics. Mr. Chan is a member of the Board of Directors of Silicon Laboratories Inc., a Nasdaq Global Select Market company, which is a fabless, analog-intensive mixed-signal semiconductor company. Mr. Chan holds a Bachelor of Science degree in electrical and computer engineering from the University of California at Santa Barbara and a Masters of Business Administration degree from Santa Clara University.
     Keith B. Geeslin has been a director of our company since 1986. Mr. Geeslin has been a General Partner of Francisco Partners, a firm specializing in structured investments in technology companies undergoing strategic, technological, and operational inflection points, since January 2004. From 2001 until October 2003, Mr. Geeslin served as Managing General Partner of the Sprout Group, a venture capital firm, with which he became associated in 1984. In addition, Mr. Geeslin served as a general or limited partner in a series of investment funds associated with the Sprout Group, a division of DLJ Capital Corporation, which is a subsidiary of Credit Suisse First Boston (USA), Inc. Mr. Geeslin is a member of the board of directors of Blue Coat Systems, Inc., a public company that provides data management software applications; CommVault Systems, Inc., a public company that provides hardware and software products to secure and accelerate delivery of business applications over wide area networks and the internet; and Hypercom Corp., a public company that designs, manufactures, and sells electronic payment solutions. Mr. Geeslin is also a director of several privately held companies. He has also served as a director of the Western Association of Venture Capitalists. Mr. Geeslin holds a Bachelor of Science degree in Electrical Engineering and a Masters of Science degree in engineering and economic systems from Stanford University and a Masters of Arts degree in philosophy, politics, and economics from Oxford University.
     Richard L. Sanquini has been a director of our company since 1994. Mr. Sanquini is a consultant in the semiconductor industry. Mr. Sanquini is the former chairman of the board of PortalPlayer, Inc., a public company that was acquired by NVIDIA Corporation in January 2007. Mr. Sanquini retired from National Semiconductor in 1999, after a 20-year tenure, where he managed key business units, including microprocessors and microcontrollers, served as Chief Technology Officer, managed business development and intellectual property protection, and was chairman of the board for two China joint ventures. From March 1989 through December 1989, he served as President and Chief Executive Officer of Information Storage Devices. Prior to National Semiconductor, Mr. Sanquini served in various executive positions at RCA. Mr. Sanquini currently serves on the board of directors of ZiLOG, Inc., a public company that is a fabless semiconductor supplier of microprocessor and microcontroller semiconductor devices, or micrologic products. He also serves on the board of directors of the following private companies: LitePoint Corp., SiPort, G2 Microsystems, and FyreStorm Inc. Mr. Sanquini holds a BSEE from the Milwaukee School of Engineering, Wisconsin.
     W. Ronald Van Dell has been a director of our company since April 2002. Mr. Van Dell has been President and Chief Executive Officer of Primarion, Inc., a mixed-signal semiconductor company, since March 2004. Mr. Van Dell served as the President and Chief Executive Officer of Legerity, a fabless, analog-intensive mixed-signal semiconductor company, from December 2000 until February 2004. Prior to joining Legerity, from July 1999 until December 2000, Mr. Van Dell served as General Manager for Dell Computer’s Dimension product line. Prior to joining Dell Computer, Mr. Van Dell served from November 1997 until July 1999 as Vice President and General Manager of the communication integrated circuit business, and from August 1995 until October 1997 as Vice President and General Manager of worldwide marketing and sales, for Harris Semiconductor (now Intersil

Corporation). Mr. Van Dell has been a member of the Switzerland-based World Economic Forum and holds a Bachelor of Science degree in electrical engineering from Michigan Technological University.
     James L. Whims has been a director of our company since October 2007. Since 1996, Mr. Whims has been a Managing Director of TechFund Capital I, L.P., TechFund Capital II, L.P., and since 2001, TechFund Capital Europe, venture capital firms concentrating on high-technology enterprises. Since 1997, Mr. Whims has been a director of THQ, Inc., a leading independent developer and publisher of interactive entertainment software, which is listed on the Nasdaq Global Select Market. Mr. Whims also serves on the boards of numerous private companies, including Tag Networks, NBX, and Smith and Tinker. From 1994 to 1996, Mr. Whims was Executive Vice President of Sony Computer Entertainment of America and from 1990 to 1994, Mr. Whims was Executive Vice President of The Software Toolworks Inc. Mr. Whims holds a Bachelor or Arts in economics and communications from Northwestern University and a Masters of Business Administration in finance and marketing from the University of Arizona.
Information Relating to Corporate Governance and the Board of Directors
     Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Buchanan, Chan, Faggin, Geeslin, Sanquini, Van Dell, and Whims are independent directors, as “independence” is defined by Nasdaq, because they have no relationship with us that would interfere with their exercise of independent judgment. Mr. Lee and Mr. Tiernan are employee directors.
     Our bylaws authorize our Board of Directors to appoint, from among its members, one or more committees, each consisting of one or more directors. Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. The members of our Audit Committee, Compensation Committee, and Nominations and Corporate Governance Committee consist entirely of independent directors.
     Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by the board. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.synaptics.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or Nasdaq regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.
     We regularly schedule executive sessions of our Board of Directors at which independent directors meet without the presence or participation of management. The Chairman of the Board of Directors presides at such executive sessions. In his absence, the presiding director of such executive session rotates among the Chairs of the Audit Committee, Compensation Committee, and the Nominations and Corporate Governance Committee.
     Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Synaptics Incorporated, c/o any specified individual director or directors at the company address listed herein. Any such letters are forwarded to the indicated directors.
     The Board of Directors held a total of six meetings during the fiscal year ended June 28, 2008. The Audit Committee held eight meetings during the fiscal year ended June 28, 2008; the Compensation Committee held a total of five meetings during the fiscal year ended June 28, 2008; and the Nominations and Corporate Governance Committee held one meeting during the fiscal year ended June 28, 2008. Each of our directors attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors held during fiscal 2008, and (2) the total number of meetings held by all committees of our Board of Directors on which such person served during fiscal 2008.
     We encourage our directors to attend each annual meeting of stockholders. To that end, and to the extent reasonably practical, we generally schedule a meeting of our Board of Directors on the same day as our annual meeting of stockholders. Two of our directors attended our annual meeting of stockholders last year.

     Mr. Faggin has informed us that he plans to retire as a director after 20 years of service to our company not later than the date of the meeting. W. Ronald Van Dell also has announced his intent to resign as a director on October 31, 2008.
     The Audit Committee
     The purpose of the Audit Committee is to oversee the financial and reporting processes of our company and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.
     The Audit Committee currently consists of Messrs. Buchanan, Chan, and Whims, each of whom is an independent director of our company under Nasdaq rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that Mr. Buchanan (whose background is detailed above) qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Buchanan serves as the Chairman of the Audit Committee.
     The Compensation Committee
     The purposes of the Compensation Committee include determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee currently consists of Messrs. Geeslin, Faggin, and Sanquini, with Mr. Sanquini serving as Chairman.
     The Nominations and Corporate Governance Committee
     The purposes of the Nominations and Corporate Governance Committee include the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of the Board of Directors, the oversight of the evaluations of the Board of Directors and management, and the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company. The Nominations and Corporate Governance Committee currently consists of Messrs. Faggin, Geeslin, and Van Dell, with Mr. Faggin serving as Chairman.
     The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s corporate secretary at the company address listed herein. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. As discussed above, the members of the Nominations and Corporate Governance Committee are independent, as that term is defined by Nasdaq.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
     Our Board of Directors has appointed a Compensation Committee, consisting exclusively of independent directors. The Compensation Committee is authorized to determine and approve, or make recommendations to the Board of Directors with respect to, the compensation of our Chief Executive Officer and other executive officers and to grant or recommend the grant of stock-based compensation to our Chief Executive Officer and other executive officers under our 2001 Incentive Compensation Plan, as amended.
     The compensation program for executive officers consists primarily of base salary, performance-based bonuses, and long-term incentives in the form of stock-based compensation, including stock options and deferred stock units. Executives also participate in other benefit plans, including medical and retirement plans, which generally are available to all regular full-time employees of our company.
     Our philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives. We establish annual bonus programs designed to reward individuals for performance based primarily on our financial results as well as the achievement of personal and corporate objectives that contribute to our long-term success in building stockholder value.
     The committee generally recommends and the board generally approves base salary levels for executive officers of our company at the beginning of each fiscal year, and the committee recommends and the board approves bonuses at the end of each fiscal year based upon the performance of our company and our executives.
Philosophy
     The goals of our executive compensation program are as follows:
•	to attract, retain, and motivate highly qualified executives;

•	to reflect our philosophy of pay-for-performance;

•	to align compensation to the interests of our company as a whole and its stockholders; and

•	to recognize corporate stewardship and fiscal responsibility.
Role of the Compensation Committee and Chief Executive Officer
     The Compensation Committee of our Board of Directors currently determines the compensation of our Chief Executive Officer and our other executive officers. Annually, our Compensation Committee evaluates the performance of our Chief Executive Officer and determines the compensation of our Chief Executive Officer in light of the goals and objectives of our compensation program for that year. Our Compensation Committee together with our Chief Executive Officer annually assess the performance of our other executive officers. Based on recommendations from our Chief Executive Officer and the determinations of our Compensation Committee, our Compensation Committee determines the compensation of our other executive officers.
Compensation Surveys and Compensation Consultants
     In determining compensation levels, we regularly review compensation levels in our geographical area, compensation levels of companies that we deem to be similar to our company regardless of their location, competitive factors to enable us to attract executives from other companies, and compensation levels that we deem appropriate to retain and motivate our executives. From time to time, we retain the services of independent compensation consultants to review a wide variety of factors relevant to executive compensation, trends in executive compensation, and the identification of relevant peer companies. The Compensation Committee makes all determinations regarding the engagement, fees, and services of our compensation consultants, and our compensation consultants report directly to our Compensation Committee.

Base Salary and Annual Bonuses
     The committee determines salaries for executive officers based on the overall performance of our company, an evaluation of individual executive performance, and industry data. The committee makes final recommendations on any adjustments to the base salary for our other executives in conjunction with the recommendations of the Chief Executive Officer. The committee’s evaluation of the recommendations of the Chief Executive Officer considers the same factors outlined above and is subjective, with no particular weight assigned to any one factor. Base salaries for the executive officers were increased for fiscal 2008 based on the above factors.
     Annual bonuses are intended to provide incentive compensation to key officers and employees who contribute substantially to the success of our company. The granting of such awards is based upon the achievement of company performance objectives and individual performance objectives. After the first half of the year and upon the close of each fiscal year, executive management and the committee conduct an assessment of company and individual performance achieved versus company and individual performance objectives. This assessment may include individual responsibility, performance, and compensation level. Simultaneously, the Board of Directors conducts an assessment of our company’s overall performance to date, with emphasis on operating income. The combination of these factors determines any incentive bonuses to be paid.
     Based on both individual performances and the assessment of our company’s overall performance in fiscal 2008, bonuses were awarded to our named executive officers as set forth under “Executive Compensation — Summary Compensation Table.”
Stock-Based Compensation Grants
     Our company grants stock-based awards, including stock options and deferred stock units, periodically to our employees to provide additional incentive to work to maximize long-term total return to stockholders. Under each incentive compensation plan, the Board of Directors is specified to act as the plan administrator, although the Board of Directors has authorized the Compensation Committee to make decisions regarding grants of stock-based awards to senior officers and employees of and consultants to our company. In general, stock-based awards are granted to employees at the onset of employment. If, in the opinion of the plan administrator, the performance of an existing employee merits an increase in the number of stock-based awards held, however, the plan administrator may elect to issue additional stock-based awards, such as additional stock options and deferred stock units, to that employee. The vesting period on grants is generally four years for our employees and is designed to encourage holders to continue in the employ of our company. The vesting schedule for stock options is generally 25% on the first anniversary of the grant date and 1/48th of the total shares each month thereafter, and the vesting schedule for deferred stock units is generally 25% approximately one year after the date of grant and 1/16th of the total shares each quarter thereafter. Stock options granted to our employees generally are incentive stock options, or qualified options under Section 422 of the Internal Revenue Code, subject to calendar year vesting limitations under Section 422(d) with any balance being nonqualified stock options. In fiscal 2008, the issuance of stock options to certain executive officers and other employees was authorized, including those to our named executive officers as set forth under “Executive Compensation — Option Grants in Last Fiscal Year.”
Other Benefits
     Our company provides various employee benefit programs to executive officers, including medical, dental, vision, life, and disability insurance benefits, a 401(k) retirement savings plan, and an employee stock purchase plan. These benefits are generally available to all employees of our company.
Deductibility of Executive Compensation
     We take into account the tax effect of our compensation. Section 162(m) of the Internal Revenue Code currently limits the deductibility for federal income tax purposes of compensation in excess of $1.0 million paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. We may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any fiscal year does not exceed $1.0 million. Qualifying performance-based compensation is not subject to the deduction limits if certain requirements are met. We currently intend to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m).

Accounting Considerations
     We account for stock-based employee compensation arrangements in accordance with the provisions of SFAS 123R. In determining stock-based awards, we consider the potential expense of those grants under SFAS 123R and the impact on our earnings per share.
Policies for the Pricing and Timing of Stock-Based Grants
     Generally, we provide for effective dates and set the price of all stock-based awards at the closing price of our stock on the Nasdaq Global Select Market on the fourth business day after the grant was approved. We approve stock-based compensation at regularly scheduled meetings each year. In the case of new hires, vesting start dates are determined by the date the employee reports for service.
Fiscal 2008 Incentive Compensation Program
     In connection with our 2008 incentive compensation program, we reviewed the Executive Radford Benchmark Survey, a leading international compensation survey covering more than a thousand high-tech companies. Examples of such companies included in the Executive Radford Benchmark Survey are Akamai Technologies, Avocent, Cymer, Epicor Software, F5 Network, Mattson Technology, MKS Instruments, Novatel Wireless, Opnext, Red Hat, Silicon Image, Silicon Laboratories, SIRF Technology Holdings, Super Micro Computer, and TriQuint Semiconductor. We emphasized a comparison with technology companies with comparable revenue in our geographical area. In addition, we evaluated our compensation levels with those of high-growth technology companies with revenue of between $200 million and $1.0 billion.
     Our incentive compensation targets for our executive officers are approved annually by the Board of Directors. Executive officer incentive compensation targets are subject to change based on the Compensation Committee’s periodic reviews of industry and competitive data, changes in individual responsibility, and our compensation philosophy. The annual target cash incentive compensation pool each year is established based on the aggregate cash incentive targets of all eligible participants, including our executive officers. As approved by the Board of Directors at the beginning of fiscal 2008, the actual bonus pool for the year was subject to adjustment based on company performance relative to the target operating profit approved by the Board of Directors at the beginning of the year. The adjustment to the pool was equal to 12.5% of the amount, if any, by which our actual operating profit for fiscal 2008 exceeded or fell short of the target operating profit level. The bonus amount, if any, to be received from the available bonus pool by employees participating in the fiscal 2008 incentive compensation program was determined based on the participant’s position and responsibility level within our company and an assessment of the individual’s performance. In the case of our executive officers, the performance is reviewed by the Compensation Committee which then makes a recommendation for approval by the Board of Directors.
     For fiscal 2008, our stock-based incentive compensation grants for executive officers took the form of grants of stock options rather than a combination of stock options and deferred stock units as was the case for fiscal 2007. The vesting schedule for stock option awards is generally 25% on the first anniversary of the grant date and 1/48th each month thereafter, and the vesting schedule for deferred stock unit awards is generally 25% approximately one year after the grant date and 1/16th of the total shares each quarter thereafter. The vesting schedules are designed to encourage holders to continue in the employ of our company. The stock underlying deferred stock units is scheduled to be delivered on quarterly delivery dates, which coincide with the quarterly vesting dates. Each officer forfeits the unvested portion, if any, of the stock options or deferred stock units if the officer’s service to our company is terminated for any reason, except as may otherwise be determined by the Board of Directors. For Messrs. Lee, Tiernan, and Knittel, the vesting on any unvested stock options or deferred stock units they hold will accelerate upon a change in control of our company.

     During fiscal 2008, the committee evaluated the factors described above in determining the base salary and incentive compensation of Francis F. Lee, our Chief Executive Officer. See “Executive Compensation — Employment Agreement.” We paid Mr. Lee a base salary during fiscal 2008 of $375,000 and a bonus of $466,498 under our incentive compensation program for fiscal 2008.
     Our compensation arrangements with any of our executive officers did not exceed the limits on deductibility under Section 162(m) during our fiscal year ended June 28, 2008.
REPORT OF THE
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
     Our compensation committee has reviewed and discussed with management the “Compensation Discussion and Analysis” included in this proxy statement and, based on such review and discussions, the compensation committee recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement.
Respectfully submitted,
Richard L. Sanquini, Chairman
Federico Faggin
Keith B. Geeslin
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During the fiscal year ended June 28, 2008, our Compensation Committee consisted of Messrs. Faggin, Geeslin, and Sanquini. None of these individuals had any contractual or other relationships with us during the fiscal year except as directors.

EXECUTIVE COMPENSATION
Summary of Cash and Other Compensation
     The following table sets forth, for the fiscal year ended June 28, 2008 and June 30, 2007, information regarding compensation for services in all capacities to us and our subsidiaries received by our Chief Executive Officer, our Chief Financial Officer, and our other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000.
SUMMARY COMPENSATION TABLE

							Change in
							Pension
						Non-Equity	Value and
Name						Incentive	Nonqualified
and				Stock	Option	Plan	Deferred	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation		Total
Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Earnings ($)(6)	($)(7)		($)(8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Francis F. Lee	2008	$375,000	$466,498	$191,779	$2,126,849	—	—	$3,500	(9)	$3,163,626
Chief Executive Officer	2007	$350,000	$470,000	$128,461	$2,105,693			$3,000	(9)	$3,057,154

Thomas J. Tiernan	2008	$326,914	$232,000	$27,936	$918,926	—	—	$3,450	(9)	$1,509,226
President and Chief Operating Officer	2007	$300,000	$248,000	$5,302	$765,147			$3,250	(9)	$1,321,699

Russell J. Knittel	2008	$280,001	$244,000	$21,864	$690,214	—	—	$3,728	(9)	$1,239,807
Executive Vice President and Chief Financial Officer	2007	$258,000	$235,000	$19,694	$528,467			$3,280	(9)	$1,044,441

David B. Long (11)	2008	$109,183	$70,000	—	$182,348	—	—	$11,477	(10)	$373,008
Vice President - World Wide Sales

Hing Chung (Alex) Wong	2008	$190,000	$94,600	$28,463	$246,253	—	—	$3,711	(9)	$563,108
Vice President - World Wide Operations

(1)	The base salaries set forth in this column reflect salary increases effective as of the first day of our 2008 and 2007 fiscal years for each of the named officers.

(2)	The amount shown in this column constitute amounts earned under our fiscal 2008 and 2007 incentive compensation programs, which include amounts that were calculated, approved, and paid in fiscal 2008 and 2009, respectively. See “Compensation Discussion and Analysis” for more information regarding our fiscal 2008 incentive compensation program.

(3)	The amounts shown in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2008 and 2007 with respect to the grant date fair value of deferred stock unit awards determined in accordance with SFAS 123R and thus includes amounts from awards granted in previous years when a portion of such awards vested in fiscal 2008 and 2007. We determine the grant date fair value of each deferred stock unit award using the closing price of our common stock on the date of grant and recognize the compensation expense over the vesting period. Each named executive officer forfeits the unvested portion, if any, of the officer’s deferred stock units if the officer’s service to our company is terminated for any reason, except as may otherwise be determined by the Board of Directors as the administrator of our 2001 Incentive Compensation Plan. For further information on these awards, see the “Grants of Plan-Based Awards” table of this proxy statement.

(4)	The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes in fiscal 2008 and 2007 with respect to the grant date fair value of stock option awards determined in accordance with SFAS 123R, and thus includes amounts from awards granted in previous years when a portion of such awards vested in fiscal 2008 and 2007. We estimated the grant date fair value of each stock option award on the date of grant using the Black-Scholes option pricing model and recognize the compensation expense over the vesting period. See Note 10 to the Consolidated Financial Statements in our Form 10-K for the year ended June 28, 2008 for a discussion of the relevant assumptions used in determining the grant date fair value of our stock option awards pursuant to SFAS 123R. Each named executive officer forfeits the unvested portion, if any, of the officer’s stock options if the officer’s service to our company is terminated for any reason, except as may otherwise be determined by the Board of Directors as the administrator of our 2001 Incentive Compensation Plan. For further information on these awards, see the “Grants of Plan-Based Awards” table of this proxy statement.

(5)	No non-equity incentive plan compensation was paid for fiscal 2008.

(6)	We do not maintain any pension or nonqualified deferred compensation programs.

(7)	This column sets forth the value of all perquisites.

(8)	The dollar value in this column for each named executive officer represents the sum of all compensation reflected in the previous columns.

(9)	This amount consists of matching contributions to our company’s 401(k) plan.

(10)	This amount includes a $10,000 sign-on bonus and $1,477 of matching contributions to our company’s 401(k) plan.

(11)	Mr. Long joined our company in January 2008.
Stock Split
     The numbers included in this proxy statement reflect the retroactive effect of the 3-for-2 stock split effected as a stock dividend to each stockholder of record on August 15, 2008 and paid on August 29, 2008.
Grants of Plan-Based Awards
     The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers for the fiscal year ended June 28, 2008.
GRANTS OF PLAN-BASED AWARDS

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant
								Number	Number of	or Base	Date Fair
								of Shares	Securities	Price of	Value of
		Estimated Future Payouts			Estimated Future Payouts			of Stock	Underlying	Option	Stock and
		Under Non-Equity			Under Equity Incentive			or Units	Options	Awards	Option
		Incentive Plan Awards			Plan Awards			(#)(1)	(#)(2)	($/Sh)	Awards(3)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Frances F. Lee	01/28/08	—	—	—	—	—	—	—	195,000	$15.55	$1,567,085
Thomas J. Tiernan	04/28/08	—	—	—	—	—	—	—	97,500	$21.92	$1,083,186
Russell J. Knittel	08/13/07	—	—	—	—	—	—	—	90,000	$26.47	$1,148,076
David B. Long	01/07/08	—	—	—	—	—	—	—	150,000	$26.17	$1,987,299
Alex Wong	08/13/07	—	—	—	—	—	—	—	37,500	$26.47	$478,365

(1)	There were no grants of deferred stock unit awards to our named executive officers in fiscal 2008.

(2)	These stock options awards were granted under our 2001 Incentive Compensation Plan and generally vest 25% on the first anniversary of the date of grant and 1/48th of the total number of shares each month thereafter. Each named executive officer forfeits the unvested portion, if any, of the officer’s stock options if the officer’s service to our company is terminated for any reason except as may otherwise be determined by the Board of Directors as the administrator of our 2001 Incentive Compensation Plan. For Messrs. Lee, Tiernan, and Knittel, the vesting on any unvested deferred stock units will accelerate and the delivery of the underlying shares will accelerate upon a change in control of our company.

(3)	Represents the calculated compensation value for all stock options granted in fiscal 2008 to the named executive officers determined in accordance with SFAS 123R.

Outstanding Equity Awards
     The following table sets forth information with respect to outstanding equity-based awards held by our named executive officers at
June 28, 2008.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
								Equity
			Equity					Incentive	Equity Incentive
			Incentive			Number	Market	Plan	Plan Awards:
	Number	Number	Plan Awards:			of	Value of	Awards:	Market or
	of	of	Number of			Shares or	Shares or	Number	Payout Value
	Securities	Securities	Securities			Units of	Units of	of Unearned	of Unearned
	Underlying	Underlying	Underlying			Stock	Stock	Shares, Units or	Shares, Units or
	Unexercised	Unexercised	Unexcercised	Option		That Have	That Have	Other Rights	Other Rights
	Options	Options	Unearned	Exercise	Option	Not	Not	That Have	That Have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Francis F. Lee	—	195,000	—	$15.55	01/28/18	27,541	$704,499	—	—
	29,885	54,490		$19.63	01/23/17
	101,953	66,797		$20.47	01/17/16
	181,249	43,751		$20.17	01/18/15
	131,472	—		$10.93	01/21/14
	212,499	—		$4.91	02/05/13
	22,500	—		$6.00	01/08/12
	20,457	—		$2.00	09/20/10
	15,000	—		$0.67	12/22/08

Thomas J. Tiernan	—	97,500	—	$21.92	04/28/18	5,625	$143,888	—	—
	16,876	50,624		$19.21	04/24/17
	98,437	164,063		$14.59	03/28/16

Russell J. Knittel	—	90,000	—	$26.47	08/13/17	4,218	$107,896	—	—
	7,033	35,156		$14.02	07/25/16
	9,377	24,373		$14.33	07/26/15
	8,594	1,720		$12.17	07/20/14

David B. Long	—	150,0000	—	$26.17	01/07/08	—	—	—	—

Alex Wong	—	37,500	—	$26.47	08/13/17	5,743	$146,906	—	—
	3,124	4,376		$15.51	10/17/16
	8,087	8,788		$14.02	07/25/16
	6,000	9,000		$13.04	10/18/15
	15,450	2,250		$16.62	10/19/14
	1,500	—		$7.27	09/26/13
     The vesting schedule for stock options is generally 25% on the first anniversary of the grant date and 1/48th of the total number of shares each month thereafter. The vesting schedule for deferred stock units is generally 25% approximately one year after the grant date and 1/16th of the total number of shares each quarter thereafter.
     The market value of shares or units of stock that have not vested as reported in column (h) is determined by multiplying the closing market price of our common stock on the last trading day of our last completed fiscal year of $25.58 by the number of shares or units of stock in column (g).

Option Exercises and Vested Stock
     The following table describes, for the named executive officers, the number of shares acquired on the exercise of options and vesting of stock awards and the value realized on exercise of options and vesting of stock awards.
OPTION EXERCISES AND STOCK VESTING

	Option Awards		Stock Awards
			Number of Shares
	Number of Shares	Value Realized	Acquired on	Value Realized
Name	Acquired on Exercise(#)	on Exercise($)	Vesting(#)	on Vesting($)
(a)	(b)	(c)	(d)	(e)
Francis F. Lee	445,572	$8,086,448	13,475	$281,082
Thomas J. Tiernan	112,500	$1,704,269	1,875	$42,425
Russell J. Knittel	225,688	$3,974,675	3,282	$79,741
David B. Long	—	—	—	—
Alex Wong	69,300	$1,386,736	3,632	$106,775
     For option awards, the value realized is computed as the difference between the market price on the date of exercise and the exercise price times the number of options exercised. For stock awards, the value realized is computed as the market price on the later of the date the restrictions lapse or the delivery date times the number of shares vested.
Pension Benefits
     We do not offer any pension benefits for any of our employees. We maintain a 401(k) plan in which our employees may participate, and we provide matching funds of 25% of the employee’s contribution up to a maximum of $3,875 per employee on a calendar year basis.
Nonqualified Deferred Compensation
     We do not provide for any nonqualified deferred compensation for any of our employees.
Employment Agreements
     We have no written employment contracts with our executive officers or directors. We do have, however, Change of Control and Severance Agreements or signed terms-and-conditions agreements with certain employees. We offer our employees a 401(k) match and an employee stock purchase plan, as well as medical, dental, vision, life, and disability insurance benefits. Our executive officers and other personnel are eligible to receive incentive bonuses and are eligible to receive stock-based awards under our incentive compensation plans.
Severance Policy
     We maintain a severance policy for certain executive officers designated by our Board of Directors and who have completed at least one full year of employment with our company. Under the policy, we will pay base salary and targeted bonus and maintain benefits following a termination of employment without cause for one year in the case of the Chief Executive Officer and six months in the case of the other designated executive officers and continue to vest stock options and deferred stock units for one year in the case of the Chief Executive Officer and six months in the case of the other designated executive officers unless the options or deferred stock units provide otherwise. In the event of death, we will pay to the estate of the executive the executive’s base salary and targeted bonus for one year in the case of the Chief Executive Officer and 50% of the base salary and targeted bonus in the case of the other designated executive officers. Messrs. Lee and Knittel currently are subject to the severance policy.

Change of Control and Severance Agreements
     We are a party to a Change of Control and Severance Agreement with each of Messrs. Lee, Tiernan, and Knittel. The agreements become effective upon a change of control of our company as defined in the agreements. Under the agreements, each of the executives has agreed to remain employed by our company or its successor for a rolling one-year period after a change of control upon the same terms and conditions that existed immediately prior to the change of control and to refrain from competing with our company during the term of employment and while any severance payments are being made. The agreements provide for the payment by our company, for one year after termination of employment by our company without good cause or by the executive for good reason, as defined in the agreements, or by the executive for any reason during the 30-day period following the first anniversary of the change of control, of compensation equal to the greater of two times the average of the base salary and bonus for the two years prior to such termination or the base salary and targeted bonus for the fiscal year in which such termination occurs in the case of Mr. Lee and the greater of the average of the base salary and bonus for the two years prior to such termination or the base salary and targeted bonus for the fiscal year in which such termination occurs in the case of Messrs. Tiernan and Knittel. In the case of such termination, the agreements also provide for the continuation of insurance coverage on the executive and the executive’s family for two years in the case of Mr. Lee and one year in the case of Messrs. Tiernan and Knittel. In addition, the agreements provide for the continuation of base salary payments and benefit coverage for the executive’s family for a period of 12 months after the death of the executive and for the payment in the event of disability of a lump sum equal to the greater of two times the average of the base salary and bonus for the two fiscal years prior to such termination or the executive’s base salary and targeted bonus for the fiscal year in which such termination occurs in the case of Mr. Lee and the greater of the average of the base salary and bonus for the two fiscal years prior to such termination or the executive’s base salary and targeted bonus for the fiscal year in which such termination occurs in the case of Messrs. Tiernan and Knittel. The agreements provide that in the event of a change of control 50% of unvested options and deferred stock units vest immediately and the remaining 50% of unvested options and deferred stock units vest immediately if the executive is terminated by our company without good cause or by the executive for good reason. All vested options, including those vesting under the terms of the agreements, will be exercisable during their full term in the event of a change of control.
     All unexercisable options and unvested deferred stock units held by Messrs. Lee, Tiernan, and Knittel included in the “Outstanding Equity Awards at Fiscal Year-End” table of this proxy statement are subject to the provisions of the Change of Control and Severance Agreement described above.
Indemnification Under our Certificate of Incorporation and Bylaws
     Our certificate of incorporation provides that no director will be personally liable to our company or its stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Delaware General Corporation Law. The effect of this provision in the certificate of incorporation is to eliminate the rights of our company and its stockholders, either directly or through stockholders’ derivative suits brought on behalf of our company, to recover monetary damages from a director for breach of the fiduciary duty of care as a director except in those instances described under the Delaware General Corporation Law. In addition, we have adopted provisions in our bylaws and entered into indemnification agreements that require us to indemnify our directors, officers, and certain other representatives of our company against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances to actions arising under the federal securities laws.
1996 Stock Option Plan
     Our 1996 Stock Option Plan provides for the grant of incentive stock options to employees, including employee directors, and of nonstatutory stock options to employees, directors, and consultants. The purposes of the 1996 Stock Option Plan are to attract and retain the best available personnel, to provide additional incentives to our employees and consultants, and to promote the success of our business. The 1996 Stock Option Plan was originally adopted by our Board of Directors in December 1996 and approved by our stockholders in November 1996. The 1996 Stock Option Plan provides for the issuance of options and rights to purchase up to 8,071,377 shares of our common stock. The 1996 Stock Option Plan terminated in December 2006. As of June 28, 2008, options to purchase 145,816 shares of our common stock were outstanding under the 1996 Stock Option Plan and 7,434,804 hares had been issued upon exercise of outstanding options.

2000 Nonstatutory Stock Option Plan
     Our 2000 Nonstatutory Stock Option Plan provides for the grant of nonstatutory stock options to employees and consultants. The purposes of the 2000 Nonstatutory Stock Option Plan are to attract and retain the best available personnel, to provide additional incentives to our employees and consultants, and to promote the success of our business. The 2000 Nonstatutory Stock Option Plan was adopted by our Board of Directors in September 2000. The 2000 Nonstatutory Stock Option Plan provides for the issuance of options to purchase up to 300,000 shares of our common stock. Unless terminated earlier by the Board of Directors, the 2000 Nonstatutory Stock Option Plan will terminate in September 2010. As of June 28, 2008, options to purchase 22,500 shares of our common stock were outstanding under the 2000 Nonstatutory Stock Option Plan and 221,124 shares had been issued upon exercise of outstanding options.
2001 Incentive Compensation Plan
     Our 2001 Incentive Compensation Plan, as amended, is designed to attract, motivate, retain, and reward our executives, employees, officers, directors, and independent contractors, by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. The 2001 Incentive Compensation Plan was adopted by our Board of Directors in March 2001 and approved by our stockholders in November 2001. Under the 2001 Incentive Compensation Plan, an aggregate of 4,683,689 shares of common stock as of the end of fiscal 2008 may be issued pursuant to the granting of options to acquire common stock, the direct granting of restricted common stock and deferred stock, the granting of stock appreciation rights, or the granting of dividend equivalents. On the first day of each calendar quarter, an additional number of shares equal to 1 1/2% of the total number of shares then outstanding will be added to the number of shares that may be subject to the granting of awards. As of June 28, 2008, options to purchase 5,979,959 shares of our common stock and 573,447 deferred stock units were outstanding under the 2001 Incentive Compensation Plan and 5,708,074 shares had been issued upon exercise of outstanding options and 131,843 shares had been delivered upon vesting of deferred stock units.
2001 Employee Stock Purchase Plan
     Our 2001 Employee Stock Purchase Plan, as amended, is designed to encourage stock ownership in our company by our employees, thereby enhancing employee interest in our continued success. The plan was adopted by our Board of Directors in February 2001 and approved by our stockholders in November 2001. One million shares of our common stock were initially reserved for issuance under the plan. An annual increase is made equal to the lesser of 750,000 shares, 1% of all shares of common stock outstanding, or a lesser amount determined by the Board of Directors. As of June 28, 2008, there were 1,007,783 shares reserved for issuance under the plan. During fiscal 2008, 58,392 shares of common stock were issued under the plan.
401(k) Retirement Savings Plan
     In July 1991, we adopted a 401(k) Retirement Savings Plan for which our employees generally are eligible. The plan is intended to qualify under Section 401(k) of the Internal Revenue Code, so that contributions to the plan by employees or by us and the investment earnings on the contributions are not taxable to the employees until withdrawn. Our contributions are deductible by us when made. Our employees may elect to reduce their current compensation by an amount equal to the maximum of 25% of total annual compensation or the annual limit permitted by law and to have those funds contributed to the plan. We provide matching funds of 25% of the employee’s contribution up to a maximum of $3,875 on a calendar year basis.

DIRECTOR COMPENSATION
     We pay each non-employee director an annual retainer of $10,000 in cash or stock at the director’s election. We also pay a fee of $2,000 to each non-employee director for attendance at each board meeting in person and $500 for attendance at each board meeting by teleconference. Fees paid to committee members for each committee meeting attended are as follows:

	Committee	Committee
	Chairman	Member
Audit Committee	$4,000	$2,000
Compensation Committee	$3,000	$1,500
Nominations and Corporate Governance Committee	$2,000	$1,000
     In addition, directors are eligible to receive annual grants of stock options and deferred stock units under our 2001 Incentive Compensation Plan, with the Chairman of the Board currently eligible to receive an annual grant of stock options to purchase 28,125 shares, or an equivalent grant of stock options and deferred stock units, and other non-employee directors currently eligible to receive an annual grant of stock options to purchase 18,750 shares, or an equivalent annual grant of stock options and deferred stock units. Newly elected non-employee directors receive an initial stock option grant to purchase 75,000 shares of our common stock, or an equivalent grant of stock options and deferred stock units, in lieu of any annual stock option grant during the first year of service. We reimburse non-employee directors for their expenses for attending board and committee meetings.
     The following table sets forth the compensation paid by us to non-employee directors for the fiscal year ended June 28, 2008. Messrs. Lee and Tiernan do not receive any compensation for service on our Board of Directors.
DIRECTOR COMPENSATION

					Change in Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)	($)	($)(4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jeffrey D. Buchanan	$37,000	$12,082	$209,491	—	—	—	$258,573
Nelson C. Chan	$19,167	$37,007	$76,331	—	—	—	$132,505
Federico Faggin	$23,500	$28,511	$232,754	—	—	—	$284,765
Keith B. Geeslin	$20,500	$18,978	$155,154	—	—	—	$194,632
Richard L. Sanquini	$29,000	$18,978	$155,154	—	—	—	$203,132
W. Ronald Van Dell	$19,000	$18,978	$155,154	—	—	—	$193,132
James L. Whims	$14,500	—	$190,287	—	—	—	$204,787

(1)	All non-employee directors’ annual retainer and committee meeting fees for fiscal 2008 were paid in cash.

(2)	The amounts shown in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2008 with respect to the grant date fair value of deferred stock unit awards determined in accordance with SFAS 123R and thus includes amounts from awards granted in previous years when a portion of such awards vested in fiscal 2008. We determine the grant date fair value of each deferred stock unit award using the closing price of our common stock on the date of grant and recognize the compensation expense over the vesting period. Each board member forfeits the unvested portion, if any, of the board member’s deferred stock units if the board member’s service to our company is terminated for any reason, except as may otherwise be determined by the Board of Directors as the administrator of our 2001 Incentive Compensation Plan. For further information on these awards, see the “Grants of Plan-Based Awards” table in the “Executive Compensation” section of this proxy statement. There were no forfeitures of stock options by any directors in fiscal 2008. There were no grants of deferred stock unit awards to our non-employee directors in fiscal 2008.

(3)	The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes in fiscal 2008 with respect to the grant date fair value of stock option awards determined in accordance with SFAS 123R, and thus includes amounts from awards granted in previous years when a portion of such awards vested in fiscal 2008. We estimated the grant date fair value of each stock option award on the date of grant using the Black-Scholes option pricing model and recognize the compensation expense over the vesting period. See Note 10 to the Consolidated Financial Statements included in our Form 10-K for the year ended June 28, 2008 for a discussion of the relevant assumptions used in determining grant date fair value of our stock option awards pursuant to SFAS 123R. Each board member forfeits the unvested portion, if any, of the board member’s stock options if the board member’s service to our company is terminated for any reason, except as may otherwise be determined by the Board of Directors as the administrator of our 2001 Incentive Compensation Plan. For further information on these awards, see the “Grants of Plan-Based Awards” table in the “Executive Compensation” section of this proxy statement. There were no forfeitures of stock options by any directors in fiscal 2008. The grant date fair value of the stock options granted was as follows for each of the directors: Jeffrey D. Buchanan: $361,461 (11/05/07); Nelson C. Chan: $208,305 (4/28/08); Federico Faggin: $226,022 (1/28/08); Keith B. Geeslin: $150,681 (1/28/08); Richard L. Sanquini: $150,681 (1/28/08); W. Ronald Van Dell: $150,681 (1/28/08); and James L. Whims $1,445,845 (11/05/07).
     The vesting schedule for stock option awards is generally 25% on the first anniversary of the grant date and 1/48th of the total shares each month thereafter. The vesting schedule for deferred stock unit awards is generally 25% approximately one year after the grant date and 1/16th of the total shares each quarter thereafter.

AUDIT COMMITTEE REPORT
     The Board of Directors has appointed an Audit Committee consisting of three directors. The current members of the Audit Committee are Jeffrey D. Buchanan, Nelson C. Chan, and James L. Whims. Each of the committee members is “independent” of our company and management, as that term is defined in Nasdaq rules.
     The primary responsibility of the committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of our company’s financial reporting process, including overseeing the financial reports and other financial information provided by our company to governmental or regulatory bodies (such as the SEC), the public, and other users thereof; our company’s systems of internal accounting and financial controls; and the annual independent audit of our company’s financial statements.
     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles.
     In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management and the independent auditor. The committee discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditor written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditor the auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor, and considered the compatibility of non-audit services with auditor independence.
     The committee discussed with the independent auditor the overall scope and plans for its audits. The committee met with the independent auditor, with and without management present, to discuss the results of its audit, its consideration of our company’s internal controls, and the overall quality of the financial reporting. The committee held five meetings with management of our company, all of which were attended by our independent auditor, with respect to the company’s financial statements and audit or quarterly review procedures.
     Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the board approved, that the audited financial statements be included in our company’s Annual Report on Form 10-K for the year ended June 28, 2008 for filing with the SEC. The committee also has selected our company’s independent auditor.
     The report has been furnished by the Audit Committee of the Board of Directors.
Jeffrey D. Buchanan, Chairman
Nelson C. Chan
James L. Whims

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our company’s equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10% stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.
     Based solely upon our review of the copies of such forms received by us during the fiscal year ended June 28, 2008, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
DIRECTORS, AND OFFICERS
     The following table sets forth certain information regarding the beneficial ownership of our common stock on September 5, 2008 by (1) each director; (2) the named executive officers as set forth under “Executive Compensation”; (3) all directors and executive officers as a group; and (4) each person or entity known by us to beneficially own or to exercise voting or dispositive control over more than 5% of our common stock.

	Shares Beneficially Owned
Name of Beneficial Owner	Number(1)	Percent(2)
Directors and Executive Officers:
Francis F. Lee (3)	1,262,471	3.7%
Thomas J. Tiernan (4)	150,519	*
Russell J. Knittel (5)	103,499	*
David B. Long	—	*
Alex Wong (6)	58,154	*
Jeffrey D. Buchanan (7)	30,469	*
Nelson C. Chan (8)	20,312	*
Federico Faggin (9)	662,048	2.0%
Keith B. Geeslin (10)	127,563	*
Richard L. Sanquini (11)	3,969	*
W. Ronald Van Dell (12)	30,226	*
James L. Whims (13)	30,000
All directors and executive officers as a group (12 persons) (14)	2,479,230	7.1%

5% Stockholders:
FMR LLC (15)	6,936,825	20.6%
Barclays (16)	2,102,734	6.2%
Raj Rajaratnam (17)	1,946,877	5.8%
Fisher Investments (18)	1,688,908	5.0%

*	Less than 1%.

(1)	Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all common stock beneficially owned, subject to applicable community property laws. Except as otherwise indicated, each person may be reached at 3120 Scott Blvd., Santa Clara, California 95054. The numbers and percentages shown include the shares of common stock actually owned as of September 5, 2008 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date.

(2)	The percentages shown are calculated based on 33,715,844 shares of common stock outstanding on September 5, 2008. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of September 5, 2008 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.

(3)	Includes 6,000 shares held by Mr. Lee as custodian for his children, 104,853 shares held by Francis F. Lee and Evelyn C. Lee as Co-Trustees of the Lee 1999 Living Trust, 129,427 shares held by Evelyn C. Lee, Trustee of the Evelyn Lee 2002 Irrevocable Trust, 129,427 shares held by Francis F. Lee, Trustee of the Francis Lee 2002 Irrevocable Trust, 761,109 shares issuable upon exercise of vested stock options, and 2,930 shares issuable upon delivery of vested deferred stock units.

(4)	Includes 146,563 shares issuable upon exercise of vested stock options, and 469 shares issuable upon delivery of vested deferred stock units.

(5)	Includes 67,974 shares issuable upon exercise of vested stock options, and 469 shares issuable upon delivery of vested deferred stock units.

(6)	Includes 52,410 shares issuable upon exercise of vested stock options, and 586 shares issuable upon delivery of vested deferred stock units.

(7)	Includes 29,102 shares issuable upon exercise of vested stock options, and 196 shares issuable upon delivery of vested deferred stock units.

(8)	Includes 15,625 shares issuable upon exercise of vested stock options, and 781 shares issuable upon delivery of vested deferred stock units.

(9)	Includes 27,145 shares issuable upon exercise of vested stock options, and 438 shares issuable upon delivery of vested deferred stock units.

(10)	Includes 31,348 shares issuable upon exercise of vested stock options, and 293 shares issuable upon delivery of vested deferred stock units.

(11)	Includes 1,710 shares held by Richard L. Sanquini as trustee of the Sanquini 2002 Living Trust, 1,954 shares issuable upon exercise of vested stock options, and 293 shares issuable upon delivery of vested deferred stock units.

(12)	Includes 26,368 shares issuable upon exercise of vested stock options, and 293 shares issuable upon delivery of vested deferred stock units.

(13)	Includes 18,750 shares issuable upon exercise of vested stock options.

(14)	Includes 1,178,348 shares issuable upon exercise of vested stock options and 6,748 shares issuable upon delivery of vested deferred stock units.

(15)	The information is as reported on Amendment No. 4 to Schedule 13G/A filed March 10, 2008. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109. Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC (“Fidelity”) serves as an investment adviser to various funds with sole power to direct the disposition of 6,859,402 shares. One such fund, Fidelity Growth Company Fund owns 4,627,623 shares. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, control FMR LLC and therefore have dispositive power over the above shares. Pyramis Global Advisors, LLC, an indirect wholly owned subsidiary of FMR LLC (“PGALLC”), serves as an investment adviser with sole power to direct the disposition of investments and/or sole power to vote 10,350 shares. Edward C. Johnson 3d and FMR LLC control PGALLC, and therefore have sole voting and dispositive power over the above shares held by PGALLC. Pyramis Global Advisors Trust Company, an indirect wholly owned subsidiary of FMR LLC and a bank (“PGATC”), serves as an investment manager with sole power to direct the disposition of 18,900 shares. Edward C. Johnson 3d and FMR LLC control PGATC, and therefore have sole dispositive power over the above shares held by PGATC. FIL Limited (“FIL”) and various foreign-based subsidiaries provide investment advisory services and as such have sole power to direct the disposition of investments and/or sole power to vote 48,172 shares. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, control FIL, and therefore have voting power over the above shares held by FIL.

(16)	The information is as reported on Schedule 13G as filed February 6, 2008. The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, California 94105. The address of Barclays Global Investors, Ltd. is Murray House, 1 Royal Mint Court, London, EC3N 4HH. Barclays Global Fund Advisors serves as an investment adviser with sole power to direct the disposition of 1,119,460 shares and sole power to vote 798,828 shares. Barclays Global Investors, NA, a bank, has the sole power to direct the disposition of 943,929 shares and sole power to vote 824,296 shares. Barclays Global Investors, Ltd., a bank, has the sole power to direct the disposition of 39,345 shares.

(17)	The information is as reported on Amendment No. 4 to Schedule 13G/A as filed April 30, 2008. The address of Galleon Management, L.P. is 590 Madison Avenue, 34th Floor, New York, New York 10022, and for each other reporting person is the same address, c/o Galleon Management, L.P. Raj Rajaratnam has shared voting and dispositive power of 1,946,877 shares, Galleon Management, L.P. has shared voting and dispositive power of 630,505 shares, and Galleon International Management, LLC has shared voting and dispositive power of 1,316,371 shares. Mr. Rajaratnam is the managing member of the general partner of Galleon Management, L.P. and the managing member of Galleon International Management, LLC.

(18)	The information is as reported on Schedule 13G as filed September 8, 2008. The address of Fisher Investments is 13100 Skyline Blvd., Woodside, California 94062-4527. Fisher Investments serves as an investment advisor with sole power to direct the disposition of 1,688,908 shares and sole power to vote 800,271 shares.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
     Our Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of our company for the fiscal year ending June 27, 2009 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of KPMG LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
     The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP ‘s independence.
Fees
     The aggregate fees billed to our company by KPMG LLP, for the fiscal years ended June 28, 2008 and June 30, 2007, are as follows:

	2008	2007
Audit Fees	$961,200	$1,219,000
Audit-Related Fees (1)	15,000	37,000
Tax Fees (2)	—	3,800
All Other Fees	—	—

Total fees	$976,200	$1,259,800

(1)	The fees in fiscal 2008 were for services associated with filing registration statements to register shares for two of our equity based employee benefit plans and the fees in fiscal 2007 were associated with statutory audits of certain of our subsidiaries located outside the United States.

(2)	Consists of fees for professional services rendered by KPMG LLP with respect to tax preparation and compliance.
Audit Committee Pre-Approval Policies
     The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.
     To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.
     Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
     Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders for the fiscal year ending June 27, 2009 must be received by us no later than May 31, 2009, in order to be included in the proxy statement and form of proxy relating to such meeting.
     Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2009, except in circumstances where (1) we receive notice of the proposed matter no later than August 14, 2009, and (2) the proponent complies with the other requirements set forth in Rule 14a-4.
OTHER MATTERS
     We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.
Dated: September 19, 2008

1	■
PROXY CARD
SYNAPTICS INCORPORATED
3120 SCOTT BLVD.
SANTA CLARA, CALIFORNIA 95054
2008 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned stockholder of SYNAPTICS INCORPORATED, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated September 19, 2008, and hereby appoints Francis F. Lee and Russell J. Knittel, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of the Company, to be held on Tuesday, October 21, 2008, at 11:00 a.m., local time, at the Network Meeting Center located at 5201 Great America Parkway, Santa Clara, California 95054, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
      A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.
(Continued and to be signed on the reverse side.)

COMMENTS:

■	14475	■

ANNUAL MEETING OF STOCKHOLDERS OF
SYNAPTICS INCORPORATED
October 21, 2008
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

■ 20330000000000001000 8	102108

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Proposal to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s independent auditor for the fiscal year ending June 27, 2009. ☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡ ¡	Francis F. Lee Richard L. Sanquini Nelson C. Chan

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the directors; FOR the ratification of the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending June 27, 2009; and as said proxies deem advisable on such other matters as may come before the meeting.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

						Please check the box at right if you will attend the	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐		annual meeting.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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